Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY OF

WARRANTS OF

CONCRETE PUMPING HOLDINGS, INC.

Pursuant to the Prospectus/Offer to Exchange dated April 1, 2019

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•	the procedure for book-entry transfer cannot be completed on a timely basis; or

•

time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach Continental Stock Transfer & Trust Company, (the “Exchange Agent”) prior to the Expiration Date (as defined below).

TO:	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

One State Street Plaza, 30th Floor

New York, NY 10004

Attention: Corporate Actions Department

The undersigned acknowledges: (i) receipt of the Prospectus/Offer to Exchange, dated April 1, 2019 (the “Prospectus/Offer to Exchange”), and the related Letter of Transmittal and Consent (the “Letter of Transmittal and Consent”), which together set forth the offer of the Company to each of its warrant holders described below to receive 0.2105 shares of common stock, par value $0.0001 per share (“common stock”), in exchange for each outstanding public warrant tendered and 0.1538 shares of common stock in exchange for each outstanding private placement warrant tendered pursuant to the offer (the “Offer”).

The Offer is made solely upon the terms and conditions in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent. The Offer will be open until 11:59 p.m., Eastern Daylight Time, on April 26, 2019, or such later time and date to which the Company may extend. The period during which the Offer is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period.” The date and time at which the Offer Period ends is referred to as the “Expiration Date.”

The Offer is being made to:

●

All holders of our publicly traded warrants (the “public warrants”) issued in connection with the initial public offering of the Company’s securities on August 1, 2017 (the “IPO”), each of which are exercisable for one share of common stock for a purchase price of $11.50 per share in accordance with its terms.

●

All holders of certain of our warrants to purchase common stock (the “private placement warrants” and together with the public warrants, the “warrants”) that were issued in a private placement concurrently with the IPO, which entitle such warrant holders to purchase one share of common stock for a purchase price of $11.50 per share in accordance with its terms.

Our common stock is listed on The Nasdaq Capital Market under the symbol “BBCP,” and our public warrants are quoted on the OTC Pink marketplace maintained by OTC Market Groups, Inc. under the symbol “BBCPW.” As of April 1, 2019, 23,000,000 public warrants and 11,100,000 private placement warrants were outstanding. Pursuant to the Offer, we are offering up to an aggregate of 4,841,500 shares of our common stock in exchange for the public warrants and 1,707,180 shares of common stock in exchange for the private placement warrants.

Each public warrant holder whose public warrants are exchanged pursuant to the Offer will receive 0.2105 shares of common stock for each public warrant tendered by such holder and exchanged and each holder of private placement warrants who tenders private placement warrants for exchange will receive 0.1538 shares of common stock for each private placement warrant tendered by such holder and exchanged. Any warrant holder that participates in the Offer may tender less than all of its warrants for exchange.

No fractional shares of common stock will be issued pursuant to the Offer. In lieu of issuing fractional shares, any holder of warrants who would otherwise have been entitled to receive fractional shares pursuant to the Offer will, after aggregating all such fractional shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a share multiplied by the last sale price of the common stock on the Nasdaq on the last trading day of the Offer Period. The Company’s obligation to complete the offer is not conditioned on the receipt of a minimum number of tendered warrants.

Concurrently with the Offer, the Company is also soliciting consents (the “Consent Solicitation”) from holders of the public warrants to amend (the “Warrant Amendment”) the Warrant Agreement, dated as of July 26, 2017, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”), which governs all of the warrants. If approved, the Warrant Amendment would permit the Company to require that each public warrant that is outstanding upon the closing of the Offer be converted into 0.1895 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding public warrants is required to approve the Warrant Amendment. Therefore, one of the conditions to the adoption of the Warrant Amendment is the receipt of the consent of holders of at least 65% of the outstanding public warrants. You may not consent to the Warrant Amendment without tendering your public warrants in the Offer and you may not tender your public warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of the letter of transmittal and consent relating to the public warrants, and therefore by tendering your public warrants for exchange you will deliver your consent to the Company. You may revoke your consent at any time prior to the Expiration Date by withdrawing the public warrants you have tendered.

This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered by hand, mail, overnight courier or facsimile transmission to the Exchange Agent, as described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment” The method of delivery of all required documents is at your option and risk.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Exchange Agent at the above address before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Exchange Agent and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed Delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

In addition, if the instructions to the Letter of Transmittal and Consent require a signature on a Letter of Transmittal and Consent to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

By signing this Notice of Guaranteed Delivery, you tender for exchange, upon the terms and subject to the conditions described in the Prospectus/Offer to Exchange and in the Letter of Transmittal and Consent, the number of warrants specified below, as well as provide your consent to the Warrant Amendment with respect to any public warrants you tender, pursuant to the guaranteed delivery procedures described in the section of the Prospectus/Offer to Exchange entitled “The Offer and Consent Solicitation — Procedure for Tendering Warrants for Exchange and Consenting to the Warrant Amendment.”

DESCRIPTION OF WARRANTS TENDERED

List below the warrants to which this Notice of Guaranteed Delivery relates.

Name(s) and Address(es) of Registered Holder(s) of Warrants		Number of Warrants Tendered

Total:

(1)	Unless otherwise indicated above, it will be assumed that all warrants listed above are being tendered pursuant to this Notice of Guaranteed Delivery.
☐

CHECK HERE IF THE WARRANTS LISTED ABOVE WILL BE DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY (“DTC”) AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:

Account Number:

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State, Zip Code

Telephone Number Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name (Please Print)

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

City, State, Zip Code

Telephone Number

Date

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the warrants tendered and Consents given, in proper form for transfer, or a confirmation that the warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus/Offer to Exchange and the Letter of Transmittal and Consent into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal and Consent, or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within two (2) Over-the-Counter Bulletin Board quotation days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Consent to the Exchange Agent, or confirmation of receipt of the warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

_______________________________________________

Authorized Signature Name (Please Print)

_______________________________________________

Title

_______________________________________________

Name of Firm

_______________________________________________

Address

_______________________________________________

City, State, Zip Code

_______________________________________________

Telephone Number

_______________________________________________

Date